UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2004

Maxwell Shoe Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24026	04-2599205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Sprague Street P.O. Box 37 Readville (Boston), MA	02137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 364-5090

None

(Former name or former address, if changed since last report.)

Item 12. Results of Operations and Financial Condition

On May 20, 2004, Maxwell Shoe Company Inc. (the “Company”) issued a press release discussing its results of operations and financial condition for the second fiscal quarter ended April 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company’s press release contains certain earnings per share measures that exclude certain non-recurring costs related to the unsolicited tender offer and related consent solicitation by Jones Apparel Group, Inc., which are not prepared in accordance with GAAP. A reconciliation of such non-GAAP financial measures to the comparable GAAP financial measures is included in the attached press release.

These non-GAAP financial measures should not be construed as being more important than the comparable GAAP measures. These measures are presented because the Company uses this information when evaluating its results of operations and the Company believes that this information provides investors with an additional and useful comparison of the Company’s current results of operations with past and future periods. The Company believes that the non-GAAP financial measures are helpful in more clearly reflecting the sales of the Company’s products, as well as trends in the Company’s core operations that may not otherwise be apparent when relying solely on GAAP financial measures, because the non-GAAP financial measures eliminate from earnings the non-recurring charge that the Company believes has less bearing on its performance.

The information in this Current Report on Form 8-K is being furnished under Item 12 “Results of Operations and Financial Condition”. Such information, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL SHOE COMPANY INC. (Registrant)

Date: May 20, 2004	/s/ Mark J. Cocozza
Mark J. Cocozza Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Maxwell Shoe Company Inc., dated May 20, 2004